Notice of Guaranteed Delivery	Page 1 of 6

EXHIBIT (a)(1)(iii)

Notice of Guaranteed Delivery
For Tender of Common Shares of
LEADING BRANDS, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JUNE 18, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

          This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

  your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

  you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

  your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

          This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Date (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase dated May 18, 2012 (the “Offer to Purchase”).

Deliver to:

Computershare Investor Services, Inc.

Toll free: (800) 564-6253
Email: corporateactions@computershare.com

By Mail:	By Hand or Courier:	By Facsimile Transmission:

P.O. Box 7021	100 University Avenue	Fax: (905) 771-4082
31 Adelaide St E	9th Floor
Toronto ON	Toronto ON
Canada M5C 3H2	Canada M5J 2Y1

          For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Leading Brands, Inc., or D.F. King & Co., Inc., the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to CDS Clearing and Depository Services Inc. or The Depository Trust Company will not constitute valid delivery to the Depositary.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Notice of Guaranteed Delivery	Page 2 of 6

Ladies and Gentlemen:

          The undersigned hereby tenders to Leading Brands, Inc. (“Leading Brands”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 18, 2012, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of common shares of Leading Brands, without par value (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

          Number of Shares to be tendered: _______________Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

          By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by Leading Brands in accordance with the terms of the Offer.

[ ]

The undersigned wants to maximize the chance that Leading Brands will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Leading Brands in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of US$4.10 per Share for purposes of determining the Final Purchase Price. This may effectively lower the Final Purchase Price and could result in the undersigned receiving a per Share price as low as US$4.10.

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

          By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Leading Brands purchasing none of the Shares tendered hereby if the purchase price determined by Leading Brands for the Shares is less than the price checked below.

[ ] US$4.10	[ ] US$4.50	[ ] US$4.90
[ ] US$4.20	[ ] US$4.60	[ ] US$5.00
[ ] US$4.30	[ ] US$4.70
[ ] US$4.40	[ ] US$4.80

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

READ THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS FORM.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 12 to the Letter of Transmittal.

1st: _____________________ 2nd: _____________________ 3rd: _____________________
4th: _____________________ 5th: _____________________

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s): ______________________________________________________________________________
(Please Print)

Signature(s): _____________________________________________________________________________________________

Address(es): _____________________________________________________________________________________________

(Include Zip Code)

Area code and telephone number: _____________________________________________________________________________

[ ] If delivery will be by book-entry transfer, check this box.

Name of tendering institution: ______________________________________________________________________________

DTC Account number: ______________________________________________________________________________

CDS Account number: ______________________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

          The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares or equivalent securities at least equal to the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at CDS Clearing and Depository Services Inc. or The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy thereof) and any other required documents, within three NASDAQ Capital Market trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: ___________________, 2012

          This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

          NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.